EXHIBIT 10.3
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of this 4th day of January, 2006 (the “Effective Date”), is entered into by and between True Religion Apparel, Inc., a Delaware corporation (“TRA”), and Kymberly Lubell (“Executive”).
     WHEREAS, TRA and Executive desire to enter into this Agreement to assure TRA of the continuing and exclusive services of Executive and to set forth the rights and the duties of the parties hereto.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions contained herein, it is hereby agreed as follows:
     1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Initial Termination Date”); provided, however, that this Agreement shall be automatically extended for one additional year on the Initial Termination Date and on each subsequent anniversary of the initial Termination Date, unless either Executive or TRA elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the term as then in effect. For the avoidance of doubt, non-renewal of this Agreement pursuant to the proviso contained in the preceding sentence shall not be deemed to give rise to any payment to Executive as might be the case in connection with a termination of this Agreement.
     2. Terms of Employment.
          (a) Position and Duties.
               (i) During the Employment Period, Executive shall serve as Vice President, Women’s Design, of TRA and shall perform such employment duties as are usual and customary for such positions and such other duties as the Board of Directors of TRA (the “Board”) shall from time to time reasonably assign to Executive. Executive shall report to the Chief Executive Officer of TRA. At TRA’s request, Executive shall serve TRA and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing. In the event that Executive, during the Employment Period, serves in any one or more of such additional capacities, Executive’s compensation shall not be increased beyond that specified in Section 2(b) of this Agreement. In addition, in the event Executive’s service in one or more of such additional capacities is subsequently terminated, Executive’s compensation, as specified in Section 2(b) of this Agreement, shall not be diminished or reduced in any manner as a result of such termination for so long as Executive otherwise remains employed under the terms of this Agreement. During the Employment Period, Executive shall perform his duties at the Company’s offices in the Los Angeles metropolitan area.
               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote substantially all of his business time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of TRA. Notwithstanding the foregoing, during the Employment Period it shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees consistent with TRA’s conflicts of interests policies and corporate governance guidelines in effect from time to time, (B) deliver lectures or fulfill speaking engagements or (C) manage his personal investments, so long as such activities do not interfere with the performance of Executive’s responsibilities as an executive officer of TRA. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date and fully disclosed in writing and agreed to by TRA in writing, the continued conduct of such activities subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive’s responsibilities to TRA; provided, however, that no such activity shall be permitted that violates any written non-competition agreement between the parties or prevents Executive from devoting substantially all of his business time to the fulfillment of his duties hereunder.
               (iii) Executive agrees that he will not take personal advantage of any business opportunity that arises during his employment by TRA which may be of benefit to TRA unless all material facts regarding such opportunity are promptly reported by Executive to the Board for consideration by TRA and the disinterested members of the Board determine to reject the opportunity and to approve Executive’s participation therein.
          (b) Compensation.
               (i) Base Salary. During the Employment Period, Executive shall receive a base salary (the “Base Salary”) of $300,000 per annum, as the same may be increased thereafter (or thereafter decreased, but not below the then-current Base Salary). The Base Salary shall be paid at such intervals as TRA pays executive salaries generally. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase (but not decrease) in TRA’s sole discretion, as determined by TRA’s compensation committee or full Board; provided, however, that Executive shall be entitled to any annual cost-of-living increases in Base Salary that are granted to senior executives of TRA generally. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. The term “Base Salary” as utilized in this Agreement shall refer to Base Salary as so adjusted.
               (ii) Annual Bonus. In addition to the Base Salary, Executive shall be eligible to earn, for each fiscal year of TRA ending during the Employment Period, an annual cash performance bonus (an “Annual Bonus”). For 2006, the amount and target performance goals for such Annual Bonus are set forth on Schedule A attached hereto. The amount of Annual Bonus and target performance goals for future years during the Term shall be determined by TRA’s compensation committee in its sole discretion.
               (iii) Equity Incentive Award. Concurrently herewith, the Company is granting Executive an award consisting of 65,000 shares of restricted stock pursuant to the Company’s 2005 Stock Incentive Plan. Such shares of restricted stock shall vest 25% immediately, 50% on the first anniversary of the date of grant, and 25% on the second anniversary of the date of grant and shall be granted pursuant to the Company’s standard restricted stock award agreement.
               (iv) Incentive, Savings and Retirement Plans. During the Employment Period, Executive shall be eligible to participate in all other incentive plans, policies and programs, and all savings and retirement plans, policies and programs, in each case that are applicable generally to senior executives of TRA.
               (v) Welfare Benefit Plans. During the Employment Period, Executive and Executive’s eligible family members shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by TRA for its senior executives.

               (vi) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by Executive in accordance with the policies, practices and procedures of TRA provided to senior executives of TRA.
               (vii) Fringe Benefits. During the Employment Period, Executive shall be entitled to such fringe benefits and perquisites as are provided by TRA to its senior executives from time to time, in accordance with the policies, practices and procedures of TRA.
               (viii) Vacation. During the Employment Period, Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of TRA applicable to its senior executives.
               (ix) Indemnification Agreement. On the Effective Date, TRA and Executive shall, if they have not done so previously, enter into an indemnification agreement in the form adopted by the Board for the officers of TRA and which contains customary terms and conditions for a public company.
               (x) Automobile. Executive shall be entitled to an automobile allowance of Two Thousand Dollars ($2,000) per month.
          (c) Additional Agreements. As a condition to TRA entering into this Agreement, Executive shall concurrently herewith enter into a Confidentiality and Non-Disclosure Agreement with TRA (the “Non-Disclosure Agreement”), a form of which is set forth as Exhibit B hereto, and a Non-Competition Agreement (the “Non-Competition Agreement”), a form of which is set forth as Exhibit C hereto.
     3. Termination of Employment.
          (a) Death or Disability. Executive’s employment will terminate automatically upon Executive’s death. Executive’s employment may be terminated if Executive suffers a Disability. For purposes of this Agreement, “Disability” means Executive’s inability by reason of physical or mental illness to fulfill his obligations hereunder for 90 consecutive days or on a total of 150 days in any 12-month period which, in the reasonable opinion of an independent physician selected by TRA or its insurers and reasonably acceptable to Executive or Executive’s legal representative, renders Executive unable to perform the essential functions of his job, even after reasonable accommodations are made by TRA. TRA is not, however, required to make unreasonable accommodations for Executive or accommodations that would create an undue hardship on TRA.
          (b) Cause. TRA may terminate Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events:
               (i) Executive’s willful failure to perform or gross negligence in performing Executive’s duties owed to TRA, after ten (10) days following written notice delivered to Executive by the Board, which notice specifies such failure or negligence;
               (ii) Executive’s commission of an act of fraud or dishonesty in the performance of Executive’s duties;

               (iii) Executive’s conviction of, or entry by Executive of a guilty or no contest plea to, any (x) felony or (y) misdemeanor involving moral turpitude;
               (iv) Any breach by Executive of Executive’s fiduciary duty or duty of loyalty to TRA; or
               (v) Executive’s material breach of any of the provisions of this Agreement, which is not cured within ten (10) days following written notice thereof from TRA.
          The termination of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity to be heard before the Board), finding that, in the good faith opinion of the Board, sufficient Cause exists to terminate Executive pursuant to this Section 3(b); provided, that if Executive is a member of the Board, Executive shall not participate in the deliberations regarding such resolution, vote on such resolution, nor shall Executive be counted in determining a majority of the Board.
          (c) Good Reason. Executive’s employment may be terminated by Executive for Good Reason or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events without Executive’s prior written consent, unless TRA fully cures the circumstances constituting Good Reason (provided such circumstances are capable of cure) prior to the Date of Termination (as defined below):
               (i) A material reduction in Executive’s titles, duties, authority and responsibilities, or the assignment to Executive of any duties materially inconsistent with Executive’s position, authority, duties or responsibilities without the written consent of Executive;
               (ii) TRA’s reduction of Executive’s annual base salary or bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;
               (iii) The relocation of TRA’s headquarters to a location more than thirty-five (35) miles from TRA’s current headquarters in Los Angeles, California; or
               (iv) TRA’s failure to cure a material breach of its obligations under the Agreement within fifteen (15) business days after written notice is delivered to the Board by Executive which specifically identifies the manner in which Executive believes that TRA has breached its obligations under the Agreement.
          (d) Notice of Termination. Any termination by TRA for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(c) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by Executive or TRA to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or TRA, respectively, hereunder or preclude Executive or TRA, respectively, from asserting such fact or circumstance in enforcing Executive’s or TRA’s rights hereunder.

          (e) Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by TRA for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (which date shall not be more than 30 days after the giving of such notice), as the case may be, (ii) if Executive’s employment is terminated by TRA other than for Cause or Disability, the Date of Termination shall be the date on which TRA notifies Executive of such termination, (iii) if Executive’s employment is terminated by Executive without Good Reason, the Date of Termination shall be the thirtieth day after the date on which Executive notifies TRA of such termination, unless otherwise agreed by TRA and Executive, and (iv) if Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability of Executive, as the case may be.
     4. Obligation of TRA Upon Termination.
          (a) Without Cause or For Good Reason. If, during the Employment Period, TRA shall terminate Executive’s employment without Cause or Executive shall terminate his employment for Good Reason:
               (i) Executive shall be paid, in two lump sum payments (A) Executive’s earned but unpaid Base Salary and accrued but unpaid vacation pay through the Date of Termination, and any Annual Bonus required to be paid to Executive pursuant to Section 2(b)(ii) above for any fiscal year of TRA that ends on or before the Date of Termination to the extent not previously paid (the “Accrued Obligations”), and (B) an amount (the “Severance Amount”) equal to one and one-half (1.5) (the “Severance Multiple”) times the sum of (x) the Base Salary in effect on the Date of Termination plus (y) either (1) the average Annual Bonus received by Executive for the two complete fiscal years (or such lesser number of years as Executive has been employed by TRA) of TRA immediately prior to the Termination Date, or (2) if the Date of Termination occurs before the end of the first complete fiscal year after the Effective Date, the amount of the Pro-Rated Annual Bonus (defined below) for such partial fiscal year; provided, however, if less than one (1) year remains in the Employment Period after the Date of Termination, the Severance Multiple shall equal one (1); provided, further, that the Accrued Obligations shall be paid when due under California law and the Severance Amount shall be paid no later than 60 days after the Date of Termination;
               (ii) At the time when annual bonuses are paid to TRA’s other senior executives for the fiscal year of TRA in which the Date of Termination occurs, Executive shall be paid an Annual Bonus in an amount equal to the product of (x) the amount of the Annual Bonus to which Executive would have been entitled if Executive’s employment had not been terminated, and (y) a fraction, the numerator of which is the number of days in such fiscal year through the Date of Termination and the denominator of which is the total number of days in such fiscal year (a “Pro-Rated Annual Bonus”);
               (iii) For a period of eighteen months following the Date of Termination, TRA shall continue to provide Executive and Executive’s eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Executive’s employment had not been terminated (or at TRA’s election, pay the applicable COBRA premium for such coverage); provided, however, that if Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, TRA’s obligations under this Section 4(a)(iii) shall terminate and any such coverage shall be reported by Executive to TRA;
               (iv) All outstanding stock options, restricted stock and other equity awards granted to Executive under any of TRA’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall be modified to reflect an additional twelve (12) months of vesting; and
               (v) To the extent not theretofore paid or provided, TRA shall timely pay or provide to Executive any vested benefits and other amounts or benefits required to be paid or provided or which Executive is eligible to receive as of the Date of Termination under any plan, contract or agreement of TRA and its affiliates (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”) to which Executive is a party. Notwithstanding the foregoing, it shall be a condition to Executive’s right to receive the amounts provided for in Sections 4(a)(i)(B) and 4(a)(ii) and (iii) above that Executive execute, deliver to TRA and not revoke a release of claims in substantially the form attached hereto as Exhibit A.
          (b) For Cause or Without Good Reason. If Executive’s employment shall be terminated by TRA for Cause or by Executive without Good Reason during the Employment Period, TRA shall have no further obligations to Executive under this Agreement other than pursuant to Section 7 hereof, and the obligation to pay to Executive the Accrued Obligations when due under California law and to provide the Other Benefits.
          (c) Death or Disability. If Executive’s employment is terminated by reason of Executive’s death or Disability during the Employment Period:
               (i) The Accrued Obligations shall be paid to Executive’s estate or beneficiaries or to Executive, as applicable, in cash within 30 days of the Date of Termination;
               (ii) 100% of Executive’s then current annual Base Salary, as in effect on the Date of Termination, shall be paid to Executive’s estate or beneficiaries or to Executive, as applicable, in cash when due under California law;
               (iii) The Pro-Rated Annual Bonus shall be paid to Executive’s estate or beneficiaries or to Executive, as applicable, at the time when annual bonuses are paid to TRA’s other senior executives for the fiscal year of TRA in which the Date of Termination occurs;
               (iv) For a period of eighteen months following the Date of Termination, Executive and Executive’s eligible family members shall continue to be provided with group health insurance coverage at least equal to that which would have been provided to them if Executive’s employment had not been terminated (or at TRA’s election, pay the applicable COBRA premium for such coverage); provided, however, that if Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, TRA’s obligations under this Section 4(d)(iv) shall terminate, and any such coverage shall be reported by Executive to TRA; and
               (v) The Other Benefits shall be paid or provided to Executive’s estate or beneficiaries or to Executive, as applicable, on a timely basis.
     5. Change in Control. If a Change in Control (as defined herein) occurs during the Employment Period, and the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, in each case within one (1) year after the effective date of the Change in Control, then the Executive shall be entitled to the payments and benefits provided in Section 4(a), subject to the terms and conditions thereof; provided, that for purposes of this Section 5, (a) the Severance Multiple shall equal three (3) and (b) all outstanding stock options, restricted stock and other equity awards granted to Executive under any of TRA’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:
          (a) Any transaction, whether effected directly or indirectly, resulting in any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder) having “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of TRA that represent greater than 35% of the combined voting power of TRA’s then outstanding voting securities, other than
               (i) any transaction or event resulting in the beneficial ownership of voting securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by TRA or any Person controlled by TRA or by any employee benefit plan (or related trust) sponsored or maintained by TRA or any Person controlled by TRA, or
               (ii) any transaction or event resulting in the beneficial ownership of voting securities by TRA or a corporation owned, directly or indirectly, by the stockholders of TRA in substantially the same proportions as their ownership of the stock of TRA, or
               (iii) any transaction or event resulting in the beneficial ownership of voting securities pursuant to a transaction described in clause (c) below that would not be a Change in Control under clause (c), or
               (iv) any transaction or event resulting solely from the transfer or acquisition of the beneficial ownership of voting securities by Jeffery Lubell, or an Immediate Family Member or Affiliate thereof (collectively, the “Lubell Affiliates”);
          (b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by TRA’s stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a Person other than the Board;
          (c) The consummation by TRA (whether directly involving TRA or indirectly involving TRA through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of TRA’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:
               (i) which results in TRA’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of TRA or the Person that, as a result of the transaction, controls, directly or indirectly, TRA or owns, directly or indirectly, all or substantially all of TRA’s assets or otherwise succeeds to the business of TRA (TRA or such person, the “Successor Entity”)) directly or indirectly, greater than 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

               (ii) after which no Person or group beneficially owns voting securities representing greater than 50% of the combined voting power of the Successor Entity; provided, however, that no Person or group shall be treated for purposes of this clause (c) as beneficially owning greater than 50% of combined voting power of the Successor Entity solely as a result of the voting power held in TRA prior to the consummation of the transaction; or
          (d) the approval by TRA’s stockholders of a liquidation or dissolution of TRA.
          For purposes of clause (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of TRA’s stockholders, and for purposes of clause (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of TRA’s stockholders.
          The following terms shall have the following meanings for purposes of this Section 5:
               (i) “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. Control of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other interests, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
               (ii) “Immediate Family Member” shall mean a natural person’s estate or heirs or current spouse or former spouse, parents, parents-in-law, children (whether natural, adopted or by marriage), siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such person or such person’s spouse, or former spouse, parents, parents-in-law, children, siblings or grandchildren.
               (iii) “Person” shall mean an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
     6. Full Settlement. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and except as expressly provided, such amounts shall not be reduced whether or not Executive obtains other employment. If any party to this Agreement institutes any action, suit, counterclaim, appeal, arbitration or mediation for any relief against another party, declaratory or otherwise (collectively an “Action”), to enforce the terms hereof or to declare rights hereunder, then the Prevailing Party in such Action shall be entitled to recover from the other party all costs and expenses of the Action, including reasonable attorneys’ fees and costs (at the Prevailing Party’s attorneys’ then-prevailing rates) incurred in bringing and prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (collectively, a “Decision”) granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such Decision. A court or arbitrator shall fix the amount of reasonable attorneys’ fees and costs upon the request of either party. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys’ fees and expert fees and costs incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, costs shall include, without limitation, in addition to Costs incurred in prosecution or defense of the underlying action, reasonable attorneys’ fees, costs, expenses and expert fees and costs incurred in the following: (a) post judgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy, debtor and third party examinations; (d) discovery; (e) bankruptcy litigation; and (f) appeals of any order or judgment. “Prevailing Party” within the meaning of this Section includes, without limitation, a party who agrees to dismiss an Action in consideration for the other party’s payment of the amounts allegedly due or performance of the covenants allegedly breached, or obtains substantially the relief sought by such party.
     7. Certain Additional Payments by TRA.
          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then Executive shall be entitled to receive an additional payment (the “Excise Tax Gross-Up Payment”) in an amount such that, after payment by Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax Gross-Up Payment, Executive retains an amount of the Excise Tax Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
          (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when an Excise Tax Gross-Up Payment is required, the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such nationally recognized accounting firm as may be selected by TRA and reasonably acceptable to Executive (the “Accounting Firm”); provided, that the Accounting Firm’s determination shall be made based upon “substantial authority” within the meaning of Section 6662 of the Code; provided, further, that Executive may waive the requirement that the determination be made by the Accounting Firm and may elect to have the determination made by TRA. The Accounting Firm shall provide detailed supporting calculations both to TRA and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment or such earlier time as is requested by TRA. All fees and expenses of the Accounting Firm shall be borne solely by TRA. Any Excise Tax Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by TRA to Executive within five days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon TRA and Executive, unless TRA obtains an opinion of outside legal counsel, based upon at least “substantial authority” within the meaning of Section 6662 of the Code, reaching a different determination, in which event such legal opinion shall be binding upon TRA and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Tax Gross-Up Payments that will not have been made by TRA should have been made (the “Underpayment”), consistent with the calculations required to be made hereunder. In the event TRA exhausts its remedies pursuant to Section 7(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by TRA to or for the benefit of Executive.
          (c) Executive shall notify TRA in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by TRA of the Excise Tax Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after Executive is informed in writing of such claim. Executive shall apprise TRA of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to TRA (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If TRA notifies Executive in writing prior to the expiration of such period that TRA desires to contest such claim, Executive shall:

               (i) give TRA any information reasonably requested by TRA relating to such claim,
               (ii) take such action in connection with contesting such claim as TRA shall reasonably request in writing from time to-time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by TRA,
               (iii) cooperate with TRA in good faith in order effectively to contest such claim, and
               (iv) permit TRA to participate in any proceedings relating to such claim;
     provided, however, that TRA shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such-contest, and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), TRA shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as TRA shall determine; provided, however, that, if TRA directs Executive to pay such claim and sue for a refund, TRA shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, TRA’s control of the contest shall be limited to issues with respect to which the Excise Tax Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
          (d) If, after the receipt by Executive of an Excise Tax Gross-Up Payment or an amount advanced by TRA pursuant to Section 7(c), Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Excise Tax Gross-Up Payment relates or with respect to such claim, Executive shall (subject to TRA’s complying with the requirements of Section 7(c), if applicable) promptly pay to TRA the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by TRA pursuant to Section 7(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and TRA does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Excise Tax Gross-Up Payment required to be paid.
          (e) Notwithstanding any other provision of this Section 7, TRA may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Executive, all or any portion of any Excise Tax Gross-Up Payment, and Executive hereby consents to such withholding.

          (f) Any other liability for unpaid or unwithheld Excise Taxes shall be borne exclusively by TRA, in accordance with Section 3403 of the Code. The foregoing sentence shall not in any manner relieve TRA of any of its obligations under this Employment Agreement.
          (g) Definitions. The following terms shall have the following meanings for purposes of this Section 7:
               (i) “Code” shall mean the Internal Revenue Code of 1986, as amended.
               (ii) “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
               (iii) “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.
               (iv) A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise.
               (v) The “Safe Harbor Amount” shall mean 2.99 times Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.
               (vi) “Value” of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.
     8. Successors. This Agreement is personal to Executive and without the prior written consent of TRA shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon TRA and its successors and assigns.
     9. Miscellaneous.
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
          (b) Arbitration. To the fullest extent allowed by law, any controversy, claim or dispute between Executive and TRA (and/or any of its owners, directors, officers, employees, affiliates, or agents) relating to or arising out of Executive’s employment or the cessation of that employment will be submitted to final and binding arbitration in the County of Los Angeles, State of California, for determination in accordance with the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery in accordance with the applicable rules of the arbitration forum, except that the arbitrator shall have the authority to order and permit discovery as the arbitrator may deem necessary and appropriate in accordance with applicable state or federal discovery statutes. The arbitrator shall issue a reasoned, written decision, and shall have full authority to award all remedies which would be available in court. The parties shall share the filing fees required for the arbitration, provided that Executive shall not be required to pay an amount in excess of the filing fees required by a federal or state court with jurisdiction. TRA shall pay the arbitrator’s fees and any AAA administrative expenses. The award of the arbitrator shall be final and binding upon the parties and may be entered as a judgment in any California court of competent jurisdiction and the parties hereby consent to the exclusive jurisdiction of the courts of California. Possible disputes covered by the above include (but are not limited to) unpaid wages, breach of contract, torts, violation of public policy, discrimination, harassment, or any other employment-related claims under laws including but not limited to, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Labor Code, and any other statutes or laws relating to an employee’s relationship with his/her employer, regardless of whether such dispute is initiated by the employee or TRA. Thus, this bilateral arbitration agreement applies to any and all claims that TRA may have against an employee, including but not limited to, claims for misappropriation of TRA property, disclosure of proprietary information or trade secrets, interference with contract, trade libel, gross negligence, or any other claim for alleged wrongful conduct or breach of the duty of loyalty by an employee. However, notwithstanding anything to the contrary contained herein, TRA and Executive shall have their respective rights to seek and obtain injunctive relief with respect to any controversy, claim or dispute to the extent permitted by law. Claims for workers’ compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by either Executive or TRA to the appropriate court or government agency. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND TRA GIVE UP ALL RIGHTS TO TRIAL BY JURY. This arbitration agreement is to be construed as broadly as is permissible under applicable law.
          (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
          If to Executive: at Executive’s most recent address on the records of TRA,
          If to TRA:
          True Religion Apparel, Inc.
          1525 Rio Vista Avenue
          Los Angeles, CA 90023
          Attn: Chief Executive Officer
          with a copy to:
          Manatt, Phelps & Phillips, LLP
          11355 W. Olympic Blvd.
          Los Angeles, CA 90064
          Attn: Mark J. Kelson, Esq.
          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (d) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if TRA determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.
          (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.
          (f) Withholding. TRA may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, notwithstanding any other provision of this Agreement, TRA may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Executive, all or any portion of any Excise Tax Gross-Up Payment and Executive hereby consents to such withholding.
          (g) No Waiver. Executive’s or TRA’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or TRA may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
          (h) Entire Agreement. As of the Effective Date, this Agreement, the Non-Disclosure Agreement , the Non-Competition Agreement, each of which is being entered into between the parties concurrently herewith, and any equity award agreements entered into between TRA and Executive, constitute the final, complete and exclusive agreement between Executive and TRA with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to Executive by TRA or any representative thereof.
          (i) Consultation With Counsel. Executive acknowledges that Executive has had a full and complete opportunity to consult with counsel and other advisors of Executive’s own choosing concerning the terms, enforceability and implications of this Agreement, and that TRA has not made any representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.
          (j) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, pursuant to the authorization from the Board, TRA has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

“Executive”	“TRA”

TRUE RELIGION APPAREL, INC.

By:

Name: Kymberly Lubell	Name: Jeffrey Lubell Title: Chief Executive Officer

SCHEDULE A
2006 ANNUAL BONUS
     During 2006, the Executive shall be entitled to receive an Annual Bonus based upon the following formula:

	2006	Bonus
	Annual EBIT*	Opportunity**
Threshold	$36.8 million	27.5% of base salary
Target	$46 million	65% of base salary
Maximum	$69 million	165% of base salary

*	EBIT is defined as earnings before interest and taxes and is calculated as net income plus interest expense plus tax expense.

**	No Annual Bonus will be paid to the Executive if EBIT is below $36.8 million. All amounts above $36.8 million EBIT and below $69 million EBIT are interpolated.
SCHEDULE A

EXHIBIT A
RELEASE
          For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of True Religion Apparel, Inc. and each of its subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent to the extent permissible under applicable law (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.
          THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
          “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
          THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
          IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
          (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
          (B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
          (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

SCHEDULE A

          The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
          The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
          The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
          IN WITNESS WHEREOF, the undersigned has executed this Release this                      day of                     ,                     .

“Executive”

Name:
EXHIBIT A

EXHIBIT B
CONFIDENTIALITY & NON-DISCLOSURE AGREEMENT
     This Confidentiality and Non-Disclosure Agreement (“Agreement”) is made as of this 4th of January, 2006 by and between True Religion Apparel, Inc., a Delaware corporation (“TRA”), and Kymberly Lubell (“Executive”).
     WHEREAS, concurrently with the execution of this Agreement, TRA and Executive have entered into (i) an Employment Agreement, pursuant to which TRA has agreed to employ Executive, and Executive has agreed to be employed by TRA, as its Vice President, Women’s Design (the “Employment Agreement”) and (ii) a Non-Competition Agreement (the “Non-Competition Agreement”);
     WHEREAS, TRA and Executive agree that, in connection with the execution of the Employment Agreement and Executive’s employment, Executive will not disclose TRA proprietary information pursuant to the terms and conditions hereof;
     WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement.
     NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Proprietary Information. Executive acknowledges that during the course of Executive’s employment with TRA, Executive has had and will necessarily have access to and make use of proprietary information and confidential records of TRA and its Affiliates. Executive covenants that Executive shall not, during the term of his employment with TRA or at any time thereafter (irrespective of the circumstances under which Executive’s employment with TRA terminates), directly or indirectly, use for Executive’s own purpose or for the benefit of any Person other than TRA and its Affiliates, nor otherwise disclose, any proprietary information of which Executive has knowledge to any Person, unless such disclosure has been authorized in writing by TRA or such Affiliates or is otherwise required by law. Executive acknowledges and understands that the term “proprietary information” includes, but is not limited to, patents, copyrights and trade secrets such as: (a) designs, drawings, sketches, fabrics, accessories and ornaments utilized or incorporated in or proposed to be utilized or incorporated in any product of TRA or its Affiliates; (b) the software products, programs, applications and processes utilized by or on behalf of TRA and its Affiliates (other than off-the-shelf software programs); (c) the name and/or address of any customer or vendor of TRA and its Affiliates or any information concerning the transactions or relations of any customer or vendor of TRA and its Affiliates with TRA or any of its stockholders, principals, directors, officers, employees or agents; (d) any information concerning any product, technology or procedure employed by or on behalf of TRA and its Affiliates but not generally known to its customers, vendors or competitors, or under development by or being tested by or on behalf of TRA and its Affiliates but not at the time offered generally to customers or vendors; (e) any proprietary information relating to TRA’s computer software, computer systems, pricing or marketing methods, sales margins, cost or source of raw materials, supplies or goods, capital structure, operating results, borrowing arrangements or business plans; (f) any information which is generally regarded as confidential or proprietary in any line of business engaged in by or on behalf of TRA and its Affiliates; (g) any business plans, budgets, advertising or marketing plans of TRA or its Affiliates; (h) any information contained in any of the written or oral policies and procedures or manuals of TRA or its Affiliates; (i) any information belonging to customers, vendors or Affiliates of TRA and its Affiliates or any other individual or entity which TRA and its Affiliates has agreed to hold in confidence; and (j) all written, graphic and other
EXHIBIT B

material (whether in writing on magnetic tape or in electronic or other form) relating to or containing any of the foregoing. Executive acknowledges and understands that information that is not novel or copyrighted or trademarked or patented may nonetheless be proprietary information. The term “proprietary information” shall not include information generally available to and known by the public, information developed independently by Executive or information that is or becomes available to Executive on a non-confidential basis from a source other than TRA (or any of its Affiliates) or TRA’s stockholders, principals, directors, officers, employees or agents (other than as a result of a breach of any obligation of confidentiality).
     2. Confidentiality and Surrender of Records. Executive shall not during the term of his employment with TRA or at any time thereafter (irrespective of the circumstances under which Executive’s employment with TRA terminates), except as required by law or as is necessary for the performance of Executive’s duties hereunder, directly or indirectly, publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity, nor shall Executive retain, and will deliver promptly to TRA, any of the same following termination of Executive’s employment hereunder for any reason or upon request by TRA. The term “confidential records” means all correspondence, memoranda, files, manuals, books, designs, sketches, lists, financial, operating, or marketing records, magnetic tape, or electronic or other media or equipment or records of any kind which may be in Executive’s possession or under Executive’s control or accessible to Executive which contain any proprietary information. All confidential records shall be and remain the sole property of TRA during the term of Executive’s employment and thereafter.
     3. Disclosure Required by Law. In the event Executive is required by law or court order to disclose any proprietary information or confidential records of TRA, Executive shall provide TRA with prompt written notice so that TRA may seek a protective order or other appropriate remedy, and if such protective order or other remedy is not obtained, Executive shall furnish only that portion of the proprietary information or confidential records that is legally required.
     4. No Other Obligations. Executive represents and warrants to TRA that Executive is not precluded or limited in Executive’s ability to undertake or perform the duties described herein by any contract, agreement or restrictive covenant. Executive covenants that Executive shall not employ the trade secrets or proprietary information of any other Person in connection with Executive’s employment by TRA.
     5. Developments the Property of TRA. All discoveries, inventions, designs, drawings, sketches, products, processes, methods and improvements conceived, developed or otherwise made by Executive at any time, alone or with others, and in any way relating to the present or future business or products of TRA and its Affiliates, including fabric or other designs, whether or not subject to copyright protection and whether or not reduced to tangible form during the period of Executive’s employment with TRA (collectively referred to as “Developments”), shall be the sole property of TRA. Executive agrees to, and hereby does, assign to TRA all of Executive’s right, title and interest throughout the world in and to all Developments. Executive agrees that all such Developments that are copyrightable shall constitute works made for hire under the copyright laws of the United States and Executive hereby assigns to TRA all copyrights and other proprietary rights Executive may have in any such Developments to the extent that they might not be considered works made for hire. Any provision in this Agreement requiring Executive to assign Executive’s rights in all Developments shall not apply to an invention that qualifies fully under the provisions of California Labor Code section 2870, the terms of which are incorporated herein. Executive shall make and maintain adequate and current written records of all Developments, and shall disclose all Developments fully and in writing to TRA promptly after development of the same, and at any time upon request; provided, however, that Developments excluded under the preceding sentence shall be received by TRA in confidence.
EXHIBIT B

     6. Enforcement. Executive acknowledges and agrees that, by virtue of Executive’s position, Executive’s services, and access to and use of confidential records and proprietary information, any violation by Executive of any of the undertakings contained in this Agreement would cause TRA or its Affiliates immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, Executive agrees that in the event of a breach by Executive of any said undertakings, TRA will be entitled to temporary and permanent injunctive relief in any court of competent jurisdiction (without the need to post any bond and without proving that damages would be inadequate).
     7. Amendments. No amendment or modification to this Agreement shall be valid unless in writing signed by Executive and an authorized officer of TRA.
     8. No Alteration of Employment Status. The execution of this Agreement shall not be construed in any manner to alter Executive’s employment with TRA as provided in Executive’s Employment Agreement.
     9. Effect of Waiver. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof or as a waiver of any other provisions of this Agreement. The remedies set forth herein are nonexclusive and are in addition to any other remedies that any party may have at law or in equity.
     10. Attorneys’ Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs as set forth in the Employment Agreement.
     11. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
          If to Executive: at Executive’s most recent address on the records of TRA,
          If to TRA:
          True Religion Apparel, Inc.
          1525 Rio Vista Avenue
          Los Angeles, CA 90023
          Attn: Chief Executive Officer
          with a copy to:
          Manatt, Phelps & Phillips, LLP
          11355 W. Olympic Blvd.
          Los Angeles, CA 90064
          Attn: Mark J. Kelson, Esq.
          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
EXHIBIT B

     12. Miscellaneous. This Agreement is entered into and shall be governed and interpreted in accordance with the laws of the State of California, without regard to or application of choice of law rules or principles. It shall be binding upon and inure to the benefit of the parties, and to their respective heirs, personal representatives, successors and assigns. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then the remaining provisions of this Agreement shall not be voided, but shall be enforced to the maximum extent permissible by law.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

“Executive”	“TRA”

TRUE RELIGION APPAREL, INC.

By:

Name:	Name:
Title:
EXHIBIT B

EXHIBIT C
NON-COMPETITION AGREEMENT
     This Non-Competition Agreement (this “Agreement”) is dated as of January 4, 2006, by and between True Religion Apparel, Inc., a Delaware corporation (“TRA”) and Kymberly Lubell (“Executive”).
     WHEREAS, concurrently with the execution of this Agreement, TRA and Executive have entered into (i) an Employment Agreement, pursuant to which TRA has agreed to employ Executive, and Executive has agreed to be employed by TRA, as its Vice President, Women’s Design (the “Employment Agreement”) and (ii) a Confidentiality and Non-Disclosure Agreement (the “Non-Disclosure Agreement”);
     WHEREAS, TRA and Executive agree that, in connection with the execution of the Employment Agreement and Executive’s employment, Executive will not engage in competition with TRA pursuant to the terms and conditions hereof;
     WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement.
     NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Noncompetition; Nonsolicitation.
(a)	During the Employment Period and, if Executive’ employment is terminated by TRA or Executive terminates his employment with TRA for any reason, for one (1) year thereafter, Executive shall not engage in Competition (as defined below) with TRA or any of its Affiliates.

(b)	The term “Competition” for purposes of this Agreement shall mean the taking of any of the following actions by Executive in any county in the United States: (i) the conduct of, directly or indirectly (including, without limitation, engaging in, assisting or performing services for), any business that engages in any activity which is directly competitive with the business of TRA, whether such business is conducted by Executive individually or as principal, partner, officer, director, consultant, security holder, creditor, employee, stockholder, member or manager of any person, partnership, corporation, limited liability company or any other entity; and/or (ii) ownership of interests in any business which is competitive, directly or indirectly, with any business carried on by TRA (or any successor thereto) or its Affiliates.

(c)	During the Employment Period, and for one (1) year thereafter, Executive shall not, directly or indirectly, solicit the employment of or employ any person who is then or has been within three (3) months prior to the time of such action, an employee of TRA, or any Affiliate of TRA.

(d)	During the Employment Period, and for one (1) year thereafter, Executive agrees that upon the earlier of Executive’s (x) negotiating with any Person
EXHIBIT C

concerning the possible employment of Executive by such Person in Competition with TRA, (y) receiving an offer of employment from any Person in Competition with TRA, or (z) becoming employed by any Person in competition with TRA, Executive will (A) immediately provide notice to TRA of such circumstances and (B) provide copies of this Agreement to such Person. Executive further agrees that TRA may provide notice to any such Person of Executive’s obligations under this Agreement.
     2. Specific Performance. Executive acknowledges that in the event of breach or threatened breach by Executive of the terms of Section 1 hereof, TRA could suffer significant and irreparable harm that could not be satisfactorily compensated in monetary terms, and that the remedies at law available to TRA may otherwise be inadequate and TRA shall be entitled, in addition to any other remedies to which it may be entitled to under law or in equity, to specific performance of this Agreement by Executive including the immediate ex parte issuance, without bond, of a temporary restraining order enjoining Executive from any such violation or threatened violation of Section 1 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. Executive hereby acknowledges and agrees that TRA shall not be required to post bond as a condition to obtaining or exercising any such remedies, and Executive hereby waives any such requirement or condition.
     3. Reasonableness of Covenants. Executive agrees that all of the covenants contained in this Agreement are reasonably necessary to protect the legitimate interests of TRA and its affiliates, are reasonable with respect to time and territory and that he has read and understands the descriptions of the covenants so as to be informed as to their meaning and scope.
     4. Attorneys’ Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs as set forth in the Employment Agreement.
     5. No Alteration of Employment Status. The execution of this Agreement shall not be construed in any manner to alter Executive’s employment with TRA as provided in the Employment Agreement.
     6. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof or as a waiver of any other provision of this Agreement. The remedies set forth herein are nonexclusive and are in addition to any other remedies that TRA may have at law or in equity.
     7. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Notwithstanding the foregoing, if any provision of this Agreement should be deemed invalid, illegal or unenforceable because its scope or duration is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid, legal and enforceable.
     8. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof. The parties irrevocably elect as the sole judicial forum for the adjudication of any matters arising
EXHIBIT C

under or in connection with this Agreement, and consent to the exclusive jurisdiction of, the federal and state courts of the State of California.
     9. Entire Agreement. This Agreement, together with the Employment Agreement, the Non-Disclosure Agreement and any equity award agreements between Executive and TRA, contains the entire agreement and understanding between TRA and Executive with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein or therein contained shall be of any force or effect.
     10. Assignment. This Agreement may not be assigned by Executive, but may be assigned by TRA to any successor to its business and will inure to the benefit of and be binding upon any such successor.
     11. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
     If to Executive: at Executive’s most recent address on the records of TRA,
     If to TRA:
          True Religion Apparel, Inc.
          1525 Rio Vista Avenue
          Los Angeles, CA 90023
          Attn: Chief Executive Officer
          with a copy to:
          Manatt, Phelps & Phillips, LLP
          11355 W. Olympic Blvd.
          Los Angeles, CA 90064
          Attn: Mark J. Kelson, Esq.
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
     12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     13. Amendments. No amendment or modification to this Agreement shall be valid unless in writing signed by Executive and an authorized officer of TRA.
     14. Executive’s Acknowledgment. Executive acknowledges (a) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.
EXHIBIT C

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“Executive”	“TRA”

TRUE RELIGION APPAREL, INC.

By:

Name:	Name:
Title:
EXHIBIT C